Report of Independent Accountants


To the Shareholders and Trustees of
Morgan Stanley Dean Witter High Income Advantage Trust III

In planning and performing our audit of the financial
statements of  Morgan  Stanley Dean Witter High Income
Advantage Trust  III (the "Trust") for the year ended
January 31, 2000, we considered its   internal   control,
including  control   activities                              for
safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management of the Trust is responsible for establishing
and maintaining    internal    control.     In    fulfilling this
responsibility,  estimates  and  judgments  by  management   are
required  to assess the expected benefits and related  costs  of
controls.   Generally, controls that are relevant  to  an
audit pertain   to  the  entity's  objective  of  preparing
financial statements  for external purposes that are fairly
presented                                                   in
conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation  of internal control to future periods is
subject                                                     to
the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our  consideration  of  internal control would  not
necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of  Certified  Public  Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that
misstatements caused by error or  fraud                      in
amounts  that  would be material in relation  to  the
financial statements being audited may occur and not be detected within a timely period by employees in the
normal course of  performing their   assigned  functions.
However,  we  noted  no   matters involving internal control
and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of January 31, 2000.

This  report is intended solely for the information and  use  of
the   Trustees,  management  and  the  Securities  and
Exchange Commission and is not intended to be and should not
be  used                                                    by
anyone other than these specified parties.



March 7, 2000